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                                                                   EXHIBIT 24(a)

                                POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signatures appear below hereby constitutes and appoints Alton E. Yother and William L. Prater, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of SouthTrust Corporation on Form S-8 relating to the proposed offering of up to 1,000,000 shares of the common stock, par value $2.50 per share, of SouthTrust Corporation pursuant to the SouthTrust Corporation Discount Stock Payroll Purchase Plan, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


          Signature                       Title                            Date

/s/ Julian W. Banton                     Director                   February 25, 2000
------------------------------
       Julian W. Banton

/s/ Allen J. Keesler, Jr.                Director                   February 25, 2000
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     Allen J. Keesler, Jr.

/s/ Van L. Richey                        Director                   February 25, 2000
------------------------------
         Van L. Richey

/s/ Carl F. Bailey                       Director                   February 25, 2000
------------------------------
        Carl F. Bailey

/s/ Rex J. Lysinger                      Director                   February 25, 2000
------------------------------
        Rex J. Lysinger

                                         Director                   February __, 2000
------------------------------
       William C. Hulsey

/s/ John M. Bradford                     Director                   February 25, 2000
------------------------------
       John M. Bradford

/s/ Wm. Kendrick Upchurch, Jr.           Director                   February 25, 2000
------------------------------
Wm. Kendrick Upchurch, Jr.


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
/s/ H. Allen Franklin                    Director                   February 25, 2000
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       H. Allen Franklin

                                         Director                   February __, 2000
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       William A. Coley

                                         Director                   February __, 2000
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        Donald M. James


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